                                                                     Exhibit 5


[LOGO]


                                       January 18, 1994

Zenith Electronics Corporation
1000 Milwaukee Avenue
Glenview, Illinois 60025

          Re:  96,552 Shares of Common Stock,
               $1.00 par value per share, and
               Associated Stock Purchase Rights
               --------------------------------

Gentlemen:

     I refer to the Registration Statement on Form S-3 (the "Registration Statement") filed by Zenith Electronics Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 96,552 shares of Common Stock, $1.00 par value per share (the "New Shares"), of the Company and associated Common Stock Purchase Rights (the "Rights") previously issued and sold by the Company under an Agreement dated as of January 3, 1994 between the Company and Intra-Video, Inc.

     I am familiar with the proceedings to date with respect to the issuance of the New Shares and the Rights and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The New Shares issued and outstanding on the date hereof have been legally issued and are fully paid and non-assessable and the associated Rights have been validly issued.

     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the New Shares and associated Rights.

Zenith Electronics Corporation
January 18, 1994
Page 2

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to myself included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by
Section 7 of the Securities Act or the related Rules and Regulations promulgated by the Securities and Exchange Commission thereunder.

                                       Very truly yours,


                                   /s/ John Borst, Jr.
                                       Vice President and
                                       General Counsel